                                                                 Exhibit 99.2(r)


                    SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                           SCUDDER WEISEL CAPITAL LLC



                                 CODE OF ETHICS




                                  January 2001

                    SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                           SCUDDER WEISEL CAPITAL LLC


                                 CODE OF ETHICS

                                TABLE OF CONTENTS

I.       Introduction.......................................................   3


II.      Definitions........................................................   3


III.     Legal Requirement..................................................   4


IV.      General Principles.................................................   5


V.       Substantive Restrictions...........................................   5


VI.      Access Person Reports..............................................   7


VII.     Reports to Advisory Client Board...................................   9


VIII.    Recordkeeping......................................................   9


IX.      Confidentiality....................................................  10

X.       MISUSE OF NONPUBLIC INFORMATION....................................  10
         EXHIBIT A..........................................................  13
         EXHIBIT B..........................................................  14
         EXHIBIT C..........................................................  16

                   SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                           SCUDDER WEISEL CAPITAL LLC


                                 CODE OF ETHICS


                  Governing the Purchase and Sale of Securities



I.       Introduction

         This Code of Ethics sets forth the policies and procedures of the Scudder Weisel Capital Entrepreneurs Fund, the Scudder Weisel Capital Venture Access Fund, LLC, and Scudder Weisel Capital LLC regarding business ethics, confidentiality and trading in securities. These policies and procedures are mandatory and are designed to protect the business interests of the Scudder Weisel Capital Entrepreneurs Fund, the Scudder Weisel Capital Venture Access Fund, LLC, and Scudder Weisel Capital LLC. This Code of Ethics is adopted pursuant to Section 204A of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940.

II.      Definitions

         1. Access Person - means any director of the Company or Funds, or Employee who, in connection with regular functions or duties, makes, participates in, or has the ability to obtain information regarding the purchase or sale of a Covered Security by an advisory client of the Company or the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales. Any individual in a control relationship to the Company or the Funds who obtains information concerning recommendations made to an advisory client with regard to the purchase or sale of Covered Securities would be an "Access Person."

         2.       Act - the Investment Company Act of 1940, as amended.

         3. Advisory Client - any person to whom the Company or the Funds provides investment advisory services compensation.

         4. Beneficial Ownership - generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 15 of the Securities Act of 1934. Among other things, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

         5.       Code - this Code of Ethics.

         6.       Company - means Scudder Weisel Capital LLC.

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
         7. Compliance Officer - [name of person or description of job function]

         8. Confidential Information - information derived from any source (whether in the course of employment with the Company, the Funds, or otherwise) that is not known to have been publicly disseminated, e.g. disclosed in a press release, a major news publication, or public disclosure documents such as prospectuses or other materials sent to investors or potential investors.

         9. Covered Security - any security as defined in Section 2(a)(16) of the Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies.

         10. Employee -means any officer or employee of the Company or the Funds.

         11. Funds - means both the Scudder Weisel Capital Entrepreneurs Fund and the Scudder Weisel Capital Venture Access Fund, LLC.

         12. Initial Public Offering - an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         13. Investment Personnel or Investment Person (a) any employee of the Company or the Funds (or of any company in a control relationship to it) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an advisory client; or (b) any natural person who controls the Company or the Funds and who obtains information concerning recommendations made to an advisory client regarding the purchase or sale of securities.

         14. Limited Offering - an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under that Act.

         15. Portfolio Manager - those employees of the Company or the Funds authorized to make investment decisions on behalf of an advisory client.

         16. Security held or to be acquired - any Covered Security that, within the most recent 15 days (i) is or has been held by an advisory client, (ii) is being considered by an advisory client or by the Company or the Funds for purchase by an advisory client, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

III.     Legal Requirement

         Rule 17j-l under the Act makes it unlawful for an affiliated person of an investment adviser, in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by an investment company registered under the Act (a "fund"):

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
         1.       To employ any device, scheme or artifice to defraud the fund;

         2. To make to the fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

         4. To engage in any manipulative practice with respect to the fund.

IV.      General Principles

         The Company and the Funds will be governed by the following principles and will apply them to its Access Persons.

         1. No Access Person will engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above.

         2. The interests of the Company's and the Funds' advisory clients and their shareholders are paramount and come before the interests of any Access Person or Employee.

         3. Personal investing activities of all Access Persons and Employees will be conducted in a manner that will avoid actual or potential conflicts of interest with the Company's and the Funds' advisory clients and their shareholders.

         4. Access Persons will not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Company's and the Funds' advisory clients and their shareholders.

V.       Substantive Restrictions

         1. The price paid or received by an advisory client for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

                  A. No Access Person will enter an order for the purchase or sale of a security which an advisory client is, or is considering, purchasing or selling until the day after the such client's transactions in that security have been completed; and

                  B. A Portfolio Manager of an advisory client may not buy or sell a security within seven days before or after such client trades in the security.

                  C. The foregoing restrictions will not apply to the following transactions unless the Compliance Officer determines that such transactions violate the General Principles of this Code:

                           (a) reinvestments of dividends pursuant to a plan;

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
                           (b) transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

                           (c) transactions in accounts as to which an Access Person has no investment control;

                           (d) transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following that are unaffiliated with the Company or the Funds: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

                                    1        The terms of the account agreement
                                             ("Agreement") must be in writing
                                             and filed with the Compliance
                                             Officer prior to any transactions;

                                    2        Any amendment to the Agreement must
                                             be filed with the Compliance
                                             Officer prior to its effective
                                             date; and

                                    3        The Agreement must require the
                                             account manager to comply with the
                                             reporting provisions of Section V.6
                                             of this Code.

                           (e) transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month.

         2. No Investment Person may, without first obtaining approval from the Compliance Officer, directly or indirectly acquire beneficial ownership of any securities issued as part of an Initial Public Offering or a Limited Offering. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for an advisory client and whether the opportunity is being offered to such Investment Person because of his or her position. Any such Investment Person who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in an advisory client's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of an advisory client will be subject to review by Investment Persons with no personal interest in the issuer.

         3. Investment Personnel must not accept gifts, other than de minimus gifts (gifts valued under $100), from persons doing business with or on behalf of the Company or the Funds.

         4. An Investment Person will not serve on the boards of directors/trustees of any company, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures will be developed to avoid potential conflicts of interest.

         5. Any profits derived from securities transactions in violation of paragraphs 1, 2 or 3 of this Section V, will be forfeited and donated to a charity designated by the

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
                  Company or the Funds. Gifts accepted in violation of paragraph 4 of this Section V will be forfeited, if practicable, and/or dealt with in any manner determined appropriate by the Compliance Officer.

VI.      Access Person Reports

         1. Initial Holdings Report. Within 10 days of commencement of employment with the Company or the Funds or otherwise assuming the status of "Access Person," and annually thereafter, each Access Person will disclose in writing, in a form acceptable to the Compliance Officer, all direct or indirect Beneficial Ownership interests of such Access Person in Covered Securities. Information to be reported includes:

                  A. title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest when the person became an Access Person;

                  B. name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

                  C.       the date the report is submitted by the Access
                           Person.

         2. Quarterly Transaction Report. Unless the following information would duplicate information provided pursuant to paragraph VI.6, below, each Access Person will report to the Compliance Officer within 10 days of the end of each calendar quarter:

                  A. with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                           (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (c) the price of the Covered Security at which the transaction was effected;

                           (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

                           (e) the date that the report is submitted by the Access Person.


                  B. with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (a) the name of the broker, dealer or bank with whom the Access Person established the account;

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
                           (b)      the date the account was established; and

                           (c) the date that the report is submitted by the Access Person.

         3. Annual Holdings Report. Each Access Person will report annually, within 10 days of the close of each calendar year, the following information, which must be current as of a date no more than 30 days before the report is submitted:

                  A. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  B. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  C.       the date the report is submitted by the Access
                           Person.

         4. Any report required to be submitted pursuant to this Section VI may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         5. Each Access Person will obtain the prior approval of the Compliance Officer of all personal securities transactions in Covered Securities.

         6. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest will arrange that the broker will mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of brokers' advice covering each transaction in Covered Securities in such account and (b) copies of periodic statements with respect to the account.

         7.       Exceptions from Reporting Requirements.

                  A person need not submit reports pursuant to this Section VI with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

         8. Promptly after the adoption of this Code, or promptly after a person becomes an Access Person, the Compliance Officer will notify each Access Person that he or she is subject to the reporting requirements of this Code, and will deliver a copy of this Code to each Access Person. The Compliance Officer will annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements.

         9. The Compliance Officer will develop and implement procedures for the review by appropriate management or compliance personnel of reports submitted pursuant to this Code and for monitoring of personal investment activity by Access Persons that would identify abusive or inappropriate trading patterns or other practices of Access Persons. The Compliance Officer will report on such procedures to the Board of Directors/Trustees of each advisory client at the next Board meeting following its

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                  design and thereafter in connection with the annual review of this Code referred to in Section VII.1 below.

VII.     Reports to Advisory Client Board

         1. The Company and the Funds will report in writing to the board of directors/trustees of advisory clients at least annually regarding the following matters not previously reported:

                  A. Significant issues arising under the Code, including material violations of the Code, violations that, in the aggregate, are material, and any sanctions imposed;

                  B. Significant conflicts of interest involving the personal investment policies of the Company or the Funds even if they do not involve a violation of the Code; and

                  C. The results of monitoring of personal investment activities of Access Persons in accordance with the procedures referred to in Section VI.9 hereof.

                  Each such report will certify that the Company and the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         2. The Compliance Officer will have discretion to determine that a violation is not material and need not be included in such a report under Section VII.1 if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on a fund in connection with its holding or acquisition of the security or that no other material violation of this Code has occurred. A written memorandum of any such finding will be filed with reports made pursuant to Article VII of this Code.

         3. In addition to the annual report required by Section VII.1, the Compliance Officer will report to a board of director/trustee promptly, but no later than the next board meeting, regarding serious violations of the Code.

VIII.    Recordkeeping

         1. The Company and the Funds will maintain the following records at its principal offices:

                  A. the Code and any related procedures, and any code that has been in effect during the past five years will be maintained in an easily accessible place;

                  B. a record of any violation of the Code and of any action taken as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  C. a copy of each report under the Code by (or duplicate brokers' advice for the account of) an Access Person, to be maintained for at least five years after the

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                           end of the fiscal year in which the report is made,
                           the first two years in an easily accessible place;

                  D. a record of all persons, currently or within the past five years, who are or were required to make or to review reports under Section VI.1, 2 or 3, to be maintained in an easily accessible place;

                  E. a copy of each report under Section VII.1 by the Compliance Officer to an advisory client board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                  F. a record of any decision, and the reasons supporting the decision, to approve an acquisition by an Investment Person of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.      Confidentiality

         Employees of the Company and the Funds have access to Confidential Information and may not use such information for any direct or indirect personal benefit. This restriction applies regardless of the source of such information and includes trading securities on the basis of such information or advising others to trade on such basis. Furthermore, no transactions may be executed on behalf of the Company or the Funds based upon any Confidential Information.

         The following procedures must be followed with regard to Confidential
Information:

         1. Never disclose Confidential Information to persons outside the Company or the Funds, including relatives.

         2. Avoid making remarks, including casual remarks, that might disclose Confidential Information or create the appearance of such disclosure. This applies both during and outside of work, and applies to public as well as private settings.

         3. Avoid discussing confidential matters in public places where persons not authorized to receive Confidential Information might obtain such information. "Public" places include restaurants, building lobbies, elevators, theatres, sports arenas, and so forth.

         4. Avoid unnecessary copying of documents containing Confidential Information.

         5. Avoid displaying documents containing Confidential Information in public places.

         6. Avoid leaving documents containing Confidential Information in conference rooms, on desks or in other locations where they may be seen by persons not authorized to receive such information.

X.       Misuse of Nonpublic Information

         Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities while in possession of material and nonpublic or inside information. The Company's and Fund's policy requires stringent avoidance of the misuse of inside information. All

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Company employees must be fully familiar and in compliance with the Company's
Compliance and Supervisory Procedures Manual.

         1.       General

                  A. "Inside information". "Inside" information is material, nonpublic information concerning a company. What constitutes "inside" information is broadly construed by the courts and regulatory authorities. Generally speaking, information is "material" if it has "market significance" in the sense that it is likely to influence reasonable investors, including speculative investors, in determining whether to buy or sell the securities to which the information relates. For example, information is likely to be "material" if it relates to significant changes affecting such matters as dividends, earnings estimates, write downs of assets or additions to reserves for bad debts or contingent liabilities, the expansion or curtailment of operations, proposals or agreements involving a merger, acquisition, divestiture or leveraged buy out, new products or discoveries, major litigation, liquidity problems, extraordinary management developments, public offerings, changes of debt ratings, issuer tender offers, recapitalizations, etc.

         Given the potentially severe consequences to the Company and the Funds and their personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is "inside" information must contact the Compliance Department for advice rather than relying on his or her own judgment or interpretation.

                  B. Misuse Constitutes Fraud. The misuse of material, nonpublic or "inside" information constitutes fraud, a term broadly defined under the securities laws.

                  Fraudulent misuse of "inside" information includes purchasing or selling securities on the basis of such information for the account of the Company or the Funds, an employee, a customer or anyone else. A trade is "on the basis of" material, nonpublic information if the trader was aware of the material, nonpublic information when the person made the purchase or sale. Fraudulent misuse includes trading in breach of a duty of trust or confidence.(1) Fraudulent misuse also includes "tipping"



--------
(1) A duty of trust or confidence exists in the following circumstances, among others: (1) whenever a person agrees to maintain information in confidence; (2) whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material, nonpublic information from his or her spouse, parent, child or sibling. If you have any doubt as to whether you owe a duty of trust or confidence with respect to certain information you must consult with your supervisor or the Compliance Department prior to trading on the basis of the information or communicating it to others.

                  such information to anyone or using it as a basis for recommending, by way of a research report(2) or otherwise, the purchase or sale of a security.

         Persons guilty of fraudulently misusing "inside" information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions, discipline by the various securities industry self-regulatory organizations and dismissal by the Company and the Funds.

        2.       Policies Concerning Inside Information

                  A. Only disclose on a need to know basis. Employees of the Company and the Funds may not disclose inside information to anyone, inside or outside of the Company or the Funds, unless that person has a valid business purpose for the information. Any time inside information is disclosed, you must inform the recipient of its confidential nature. If an employee of the Company would like to disclose inside information to a person who is on the public side of the Chinese Wall (i.e., News and Research), disclosure must be pursuant to the "Wall Crossing Procedures" described in the Company's Compliance and Supervisory Procedures Manual and incorporated in this Section by reference.

                  B. DO NOT MISUSE INSIDE INFORMATION. You may only use inside information for the valid business purposes specifically contemplated by the person who gave you the information. You may never buy, sell, or recommend the securities of a company for any proprietary, customer, personal or employee-related account(3) and you may never indirectly buy or sell, or recommend the securities of a company to anyone in exchange for any benefit of any kind, even to curry favor, if you possess inside information about that company.

                  C. PROTECT INSIDE INFORMATION. Employees of the Company and the Funds are required to use all reasonably necessary means to protect the confidentiality of the inside information in their possession. You should refer to the Company's Compliance and Supervisory Procedures Manual for examples.




         Dated: January 2001



-----------
(2) Unless otherwise indicated, the term "research report" includes analyses, news reports and stories produced and/or disseminated by the Company.

(3) An "employee-related account" includes the account of any of the following: parent, spouse, father-in-law or mother-in-law, brother or sister, brother-in-law or sister-in-law, children, and son-in-law or daughter-in-law.

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                                    EXHIBIT A

                    SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                                  (THE "FUNDS")

                           SCUDDER WEISEL CAPITAL LLC
                                 (THE "COMPANY")

                    (CIRCLE THE FUNDS OR COMPANY THAT APPLY)

                  INITIAL/ANNUAL SECURITIES TRANSACTION REPORT

                           THIS FORM MUST BE COMPLETED
BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND WITHIN 10
              DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.


         The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:



                                                                                               BROKER/
                                                               PRINCIPAL            DEALER OR BANK THROUGH WHOM
             SECURITY                  NO. OF SHARES             AMOUNT                    ACCOUNT IS HELD
             --------                  -------------             ------                    ---------------









         The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

         I have an account or accounts, over which I have no direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



Dated: __________________        Signature: ____________________________________

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                                   EXHIBIT B

                    SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                                  (THE "FUNDS")

                           SCUDDER WEISEL CAPITAL LLC
                                 (THE "COMPANY")

                    (CIRCLE THE FUNDS OR COMPANY THAT APPLY)

                     QUARTERLY SECURITIES TRANSACTION REPORT

                FOR THE CALENDAR QUARTER ENDED __________________


           THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10
                    DAYS OF THE END OF EACH CALENDAR QUARTER.

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's or Funds' Code of Ethics:



                                                                       NATURE OF                         BROKER/
                                     NO. OF SHARES   INTEREST RATE    TRANSACTION                    DEALER OR BANK
                       DATE OF       OR PRINCIPAL     AND MATURITY     (PURCHASE,                     THROUGH WHOM
    SECURITY         TRANSACTION         AMOUNT            DATE       SALE, OTHER)       PRICE          EFFECTED
    --------         -----------     ------------    -------------    ------------       -----          --------









         This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

         During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Covered Securities) were held for my direct or indirect benefit:

         NAME OF BROKER, DEALER OR BANK         DATE ACCOUNT ESTABLISHED
         ------------------------------         ------------------------

Dated: ______________________        Signature: ________________________________

                                    EXHIBIT C

                    SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND
                 SCUDDER WEISEL CAPITAL VENTURE ACCESS FUND, LLC
                                  (THE "FUNDS")

                           SCUDDER WEISEL CAPITAL LLC
                                 (THE "COMPANY")

                    (CIRCLE THE FUNDS OR COMPANY THAT APPLY)

                       ANNUAL CERTIFICATION OF COMPLIANCE

                           THIS FORM MUST BE COMPLETED
BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND WITHIN 10
              DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.


         I hereby acknowledge receipt of the Code of Ethics (the "Code") applicable to the Scudder Weisel Capital Entrepreneurs Fund, the Scudder Weisel Capital Venture Access Fund, LLC, and Scudder Weisel Capital LLC. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.




Name:             _________________________________
                  (Please print or type clearly)


Signature:        _________________________________


Date:             _________________________________